CERTIFICATE OF CORRECTION OF
                          CERTIFICATE OF AMENDMENT

                                     OF

                               CALIPSO, INC.,
                           a Delaware corporation


The undersigned hereby certifies:

1. The name of the corporation is Calipso, Inc.

2. The corporation was incorporated in the State of Delaware on May 31, 1994.

3. The Certificate of Amendment which was filed in the Office of the Delaware Secretary of State on May 23, 2000 requires correction, as permitted by
Section 103 of the Delaware General Corporation Law, in that the Certificate of Amendment was filed in error because the Certificate of Amendment was filed without proper approval by the shareholders of the corporation.

4. The Certificate of Amendment filed on May 23, 2000 should be rendered null and void.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Certificate of Amendment of Calipso, Inc., this 17 day of August, 2000.

                                   /s/ Robert Ransom
                                   Robert Ransom, President